Exhibit 4.2

                               PORTA SYSTEMS CORP.
                      1998 Non-Qualified Stock Option Plan

1. Purpose; Definitions.

      The purpose of the Porta Systems Corp. 1998 Non-Qualified Stock Option Plan (the "Plan") is to enable Porta Systems Corp. (the "Company") to attract, retain and reward key employees of the Company and its Subsidiaries and Affiliates, and others who provide services to the Company and its Subsidiaries and Affiliates, and strengthen the mutuality of interests between such key employees and such other persons and the Company's stockholders, by offering such key employees and such other persons incentives and/or other equity interests or equity-based incentives in the Company, as well as performance-based incentives payable in cash.

      For purposes of the Plan, the following terms shall be defined as set forth below:

            (a) "Affiliate" means any corporation, partnership, joint venture or other entity, other than the Company and its Subsidiaries, that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

            (b) "Board" means the Board of Directors of the Company.

            (c) "Book Value"  means,  as of any given date, on a per share basis
      (i) the stockholders' equity in the Company as of the last day of the immediately preceding fiscal year as reflected in the Company's consolidated balance sheet, subject to such adjustments as the Committee shall specify at or after grant, divided by (ii) the number of then outstanding shares of Stock as of such year-end date, as adjusted by the Committee for subsequent events.

            (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

            (e) "Commission" means the Securities and Exchange Commission or any successor thereto.

            (f) "Committee" means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

            (g) "Company" means Porta Systems Corp., a Delaware corporation, or any successor corporation.

            (h) "Disability" means disability as determined under procedures established by the Committee for purposes of this Plan.

            (i) "Early Retirement" means retirement, with the express consent of the Company, from active employment with the Company and any Subsidiary or Affiliate prior to Normal Retirement (as hereinafter defined).

            (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended, from time to time, and any successor thereto.

            (k) "Non-Employee Director" means a director of the Company who is not otherwise employed by the Company or any Subsidiary or Affiliate.


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            (l) "Non-Qualified  Stock Option" means any Stock Option that is not intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

            (m) "Normal Retirement" means retirement from active employment with the Company and any Subsidiary or Affiliate on or after age 65.

            (n) "Plan" means this Porta Systems Corp. 1998 Non-Qualified Stock Option Plan, as hereinafter amended from time to time.

            (o) "Retirement" means Normal Retirement or Early Retirement.

            (p) "Stock" means the common stock, par value $.01 per share, of the Company or any class of common stock into which such common stock may hereafter be converted or for which such common stock may be exchanged as part of a recapitalization, reorganization or similar transaction;

            (q) "Stock Option" or "Option" means any option to purchase shares of Stock granted pursuant to Section 5 of the Plan.

            (r) "Subsidiary" means any corporation or other business association, including a partnership or limited liability company (other than the Company) in an unbroken chain of corporations or other business associations beginning with the Company if each of the corporations or other business associations (other than the last corporation in the unbroken chain) owns equity interests (including stock or partnership interests) possessing 50% or more of the total combined voting power of all classes of equity in one of the other corporations or other business associations in the chain.

      In addition, the terms "Change in Control," "Potential Change in Control" and "Change in Control Price" shall have meanings set forth, respectively, in Paragraphs 6(b), (c) and (d) of the Plan and the term "Cause" shall have the meaning set forth in Paragraph 5(b)(viii) of the Plan.

2. Administration.

      (a) The Plan shall be administered by a Committee of not less than two Non-Employee Directors, who shall be appointed by the Board and who shall serve at the pleasure of the Board. If and to the extent that no Committee exists which has the authority to so administer the Plan, the functions of the Committee specified in the Plan shall be exercised by the Board. Notwithstanding the foregoing, in the event that the Company is not subject to the Exchange Act or in the event that the administration of the Plan by a Committee of Non-Employee Directors is not required in order for the Plan to meet the test of Rule 16b-3 of the Commission under the Exchange Act, or any subsequent rule, then the Committee need not be composed solely of Non-Employee Directors. As long as said Rule 16b-3 requires, as a condition to the officers and directors obtaining the benefit of such rule, that the Committee be composed of Non-Employee Directors, each member or alternate member of the Committee shall not be entitled to any grants under the Plan (except grants pursuant to Paragraph 4(b) of the Plan) or under any other plans of the Corporation or its affiliates, except to the extent that participation in a plan would not cause such person to cease being a Non-Employee Directors for purposes of said Rule 16b-3.

      (b) The Committee shall have full authority to grant Stock Options, pursuant to the terms of the Plan, to officers and other persons eligible under
Section 4 of the Plan. In particular, the Committee shall have the authority:

            (i) to select the officers and other eligible persons to whom Stock Options may from time to time be granted pursuant to the Plan;


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            (ii) to  determine  whether and to what extent  Non-Qualified  Stock
      Options are to be granted pursuant to the Plan, to one or more eligible persons;

            (iii) to determine the number of shares to be covered by each such award granted pursuant to the Plan;

            (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted under the Plan, including, but not limited to, the share price or exercise price and any restriction or limitation, or any vesting, acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or the shares of Stock relating thereto, based in each case on such factors as the Committee shall, in its sole discretion, determine;

            (v)  to   determine   whether,   to  what   extent  and  under  what
      circumstances a Stock Option may be settled in cash or other securities of the Company under Paragraph 5(b)(ix) of the Plan instead of Stock;

            (vi) to determine whether, to what extent and under what circumstances Option grants and/or other awards under the Plan and/or other cash awards made by the Company are to be made, and operate, on a tandem basis with other awards under the Plan and/or cash awards made outside of the Plan in a manner whereby the exercise of one award precludes, in whole or in part, the exercise of another award, or on an additive basis;

            (vii) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant, including any provision for any determination or method of determination of the amount (if any) deemed to be earned on any deferred amount during any deferral period; and

            (viii) to determine an aggregate number of awards and the type of awards to be granted to eligible persons employed or engaged by the Company and/or any specific Subsidiary, Affiliate or division and grant to management the authority to grant such awards, provided that no awards to any person subject to the reporting and short-swing profit provisions of
      Section 16 of the Exchange Act may be granted awards except by the Committee.

      (c) The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan and any agreements relating thereto, and otherwise to supervise the administration of the Plan.

      (d) All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Company and Plan participants.

3. Stock Subject to Plan.

      (a) The  total  number  of  shares of Stock  reserved  and  available  for distribution under the Plan shall be four hundred fifty thousand (450,000) shares of Common Stock. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. In the event that awards are granted in tandem such that the exercise of one award precludes the exercise of another award then, for the purpose of determining the number of shares of Stock as to which awards shall have been granted, the maximum number of shares of Stock issuable pursuant to such tandem awards shall be used.

      (b) If any shares of Stock that have been optioned cease to be subject to a Stock Option, such shares shall again be available for distribution in connection with future awards under the Plan.


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      (c)  In  the   event  of  any   merger,   reorganization,   consolidation,
recapitalization, stock dividend, stock split, stock distribution, reverse split, combination of shares or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number of shares issuable pursuant to Paragraph 4(b) of the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan, as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number.

4. Eligibility.

      (a) Officers and other key employees, consultants and directors of the Company and its Subsidiaries and Affiliates (but excluding, except as to Paragraph 4(b) of this Plan, members of the Committee and any person who serves only as a director) who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates are eligible to be granted awards under the Plan.

      (b) Each person who is a Non-Employee Director on February 2, 1998 shall, on such date, be granted a Non-Qualified Stock Option to purchase fifteen thousand (15,000) shares of Common Stock. Such options shall be exercisable, during the five-year period commencing February 2, 1999, at a price per share equal to the closing price of the Common Stock on February 2, 1998. The provisions of this Paragraph 4(b) may not be amended more than one (1) time in any six (6) month period other than to comport with changes in the Code or the Employee Retirement Income Security Act ("ERISA") or the rules thereunder.

5. Stock Options.

      (a) Administration. Stock Options may be granted alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. Stock Options granted under the Plan shall be Non-Qualified Stock Options.

      (b) Option Grants. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee, in its sole discretion, shall deem desirable:

            (i) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant.

            (ii) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than six (6) years after the date the Option is granted.

            (iii) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall, in its sole discretion, determine.

            (iv) Method of Exercise.

                  (A) Subject to whatever  installment exercise provisions apply under Paragraph 5(b)(iii) of the Plan, Stock Options may be exercised in whole or in part at any time during the option


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            period,  by  giving  written  notice  of  exercise  to  the  Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other instrument, securities or property as the Committee may accept. As and to the extent determined by the Committee, in its sole discretion, at or after grant, payments in full or in part may also be made in the form of Stock already owned by the optionee.

                  (B) No shares  of Stock  shall be issued  until  full  payment therefor has been received by the Company. In the event of any exercise by note or other instrument, the shares of Stock shall not be issued until such note or other instrument shall have been paid in full, and the exercising optionee shall have no rights as a stockholder until such payment is made.

                  (C) Subject to Paragraph  5(b)(iv)(B) of the Plan, an optionee shall generally have the rights to dividends or other rights of a stockholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Paragraph 9(a) of the Plan.

            (v) Non-Transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or optionee's legal representative.

            (vi) Termination by Death. If an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent such option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such other period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

            (vii) Termination by Reason of Disability or Retirement. If an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of a Disability or Normal or Early Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), for a period of one year (or such other period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such one-year period (or such other period as the Committee shall specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

            (viii) Other Termination. Unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or after grant, if an optionee's employment by the Company and any Subsidiary or Affiliate terminates for any reason other than death, Disability or Normal or Early Retirement, the Stock Option shall thereupon terminate; provided, however, that if the optionee is involuntarily terminated by the Company or any Subsidiary or Affiliate without Cause, including a termination resulting from the Subsidiary, Affiliate or division in which the optionee is employed or engaged, ceasing, for any reason, to be a Subsidiary, Affiliate or division of the Company, such Stock Option may be exercised, to the extent otherwise exercisable on the date of termination, for a period of three months (or seven months in the case of a person subject to the reporting and short-swing profit provisions of Section 16 of the Exchange Act) from the date of such termination or until the expiration of the stated term


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      of such Stock  Option,  whichever  is shorter.  For purposes of this Plan,
      "Cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant's willful misconduct or dishonesty.

            (ix) Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash or Stock, an option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.

6. Change in Control Provisions.

      (a) Impact of Event. In the event of a "Change in Control," as defined in Paragraph 6(b) of the Plan, or a "Potential Change in Control," as defined in Paragraph 6(c) of the Plan, but, with respect to a Potential Change of Control, only if and to the extent so determined by the Committee or the Board at or after grant (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination), the following acceleration and valuation provisions shall apply:

            (i) Any Stock Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested.

            (ii) The value of all outstanding Stock Options, to the extent vested, shall to the extent determined by the Committee in its sole discretion at or after grant but prior to any Change in Control, be purchased by the Company ("cashout") in a manner determined by the Committee, in its sole discretion, on the basis of the "Change in Control Price" as defined in Paragraph 6(d) of the Plan as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

      (b) Definition of "Change in Control". For purposes of Paragraph 6(a) of the Plan, a "Change in Control" means the happening of any of the following:

            (i) When any "person" (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) of the Exchange Act, including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Company and any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary and any trustee of such plan acting as trustee) directly or indirectly becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; provided, however, that a Change of Control shall not arise if such acquisition is approved by the board of directors or if the board of directors or the Committee determines that such acquisition is not a Change of Control or if the board of directors authorizes the issuance of the shares of Common Stock (or securities convertible into Common Stock or upon the exercise of which shares of Common Stock may be issued) to such persons; or

            (ii) When, during any period of twenty-four consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death, Disability or Retirement to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of, or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Paragraph 6(b)(ii); or


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            (iii) The occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, or by merger, or otherwise.

      (c) Definition of Potential Change in Control. For purposes of Paragraph 6(a) of the Plan, a "Potential Change in Control" means the happening of any one of the following:

            (i) The approval by stockholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 6(b) of the Plan; or

            (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan or any trustee of such plan acting as such trustee) of securities of the Company representing five percent or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

      (d) Change in Control Price. For purposes of this Section 6, "Change in Control Price" means the per share price which is the highest of (i) that reported on the principal stock exchange or market on which the Stock is traded or (ii) the average of the highest bid and asked prices as reported by such exchange or market, or (iii) that paid or offered in any bona fide transaction related to a potential or actual Change in Control of the Company at any time during the sixty-day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Committee.

7. Amendments and Termination.

      (a) The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option theretofore granted, without the optionee's or participant's consent, and no amendment will be made without approval of the stockholders if such amendment requires stockholder approval under state law or if stockholder approval is necessary in order that the Plan comply with Rule 16b-3 of the Commission under the Exchange Act or any substitute or successor rule or if stockholder approval is necessary in order to enable the grant pursuant to the Plan of options or other awards intended to confer tax benefits upon the recipients thereof.

      (b) The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights or any holder without the holder's consent. The Committee may also substitute new Stock Options for previously granted Stock Options (on a one for one or other basis), including previously granted Stock Options having higher option exercise prices.

      (c) Subject to the provisions of Paragraphs 7(a) and (b) of the Plan, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

8. Unfunded Status of Plan.

      The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained in this Plan shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other


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arrangements to meet the obligations  created under the Plan to deliver Stock or payments in lieu of or with respect to awards under this Plan; provided, however, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan.

9. General Provisions.

      (a) If the Stock issuable pursuant to the Plan is not subject to a currently effective registration statement pursuant to the Securities Act of 1933, as amended, the Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares for investment and not with a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates or shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; furthermore, such arrangements may be either generally applicable or applicable only in specific cases.

      (c) Neither the adoption of the Plan nor the grant of any award pursuant to the Plan shall confer upon any employee of the Company or any Subsidiary or Affiliate any right to continued employment with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

      (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

10. Effective Date of Plan.

      The Plan shall be effective February 2, 1998, the date the Plan was approved by the Board.

11. Term of Plan.

      Stock Options may be granted pursuant to the Plan until this Plan shall be terminated; but, awards granted prior to such termination may extend beyond that date.


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